UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024 (August 5, 2024)

QDM International Inc.

(Exact name of registrant as specified in its charter)

Florida	001-27251	59-3564984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1030B, 10/F, Ocean Centre, Harbour City,
5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong
+ 852 34886893

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Huili Shen as Director and Secretary

On August 5, 2024, Huili Shen tendered her resignation as a director and Secretary of QDM International Inc. (the “Company”), effective immediately. Ms. Shen’s resignation was for personal reasons and was not due to any disagreement with the Company.

Appointment of Jun Du as Director

To fill the vacancy created by Ms. Shen’s resignation, the board of directors of the Company (the “Board”) appointed Ms. Jun Du to serve as a director of the Board, effective as of August 5, 2024.

Jun Du, age 39, has more than 15 years’ experience in management and operation. Since 2021, Ms. Du has served as a general manager at Shanghai Hewu Business Culture Communications Ltd., a management and investment consulting and training company. In 2015, Ms. Du founded Weifang Junxi E-commerce Ltd., a corporate and strategy management consulting company and served as its Chief Executive Officer from 2015 to 2020. Ms. Du founded and served as the Chief Executive Officer at Qingdao Huixin Hongcheng Real Estate Brokerage Ltd, a real estate brokerage company. Ms. Du holds a bachelor’s degree in Sales and Management from Sichuan University and is currently pursuing an EMBA degree with a concentration in Finance Management at Tsinghua University.

Ms. Du is entitled to an annual compensation of $6,000 as a director pursuant to the director offer letter dated August 5, 2024, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Ms. Du has no family relationships with any director or executive officer of the Company. There are no transactions between the Company and Ms. Du that will be required to be reported pursuant to Item 404(a) of Regulation S-K.

Resignation of Tim Shannon as Chief Financial Officer

On August 5, 2024, Tim Shannon tendered his resignation as the Chief Financial Officer of the Company to the Board, effective immediately. Mr. Shannon’s resignation was for personal reasons and was not due to any disagreement with the Company.

Appointment of Wei Li as Chief Financial Officer and Secretary

To fill the vacancy created by Mr. Shannon’s resignation, the Board appointed Ms. Wei Li to serve as the Company’s Chief Financial Officer and Secretary, effective as of August 5, 2024.

Wei Li, age 39, has over 15 years of experience in accounting and management. Since October 2019, Ms. Li has been a Partner and the Chief Financial Officer of Beyond Consultancy Corporation, a company that provides capital market solutions for companies planning to go public, assists companies in the preparation of their financial statements in accordance with U.S. GAAP and provides consultation on accounting related matters. From August 2023 to May 2024, Ms. Li served as Chief Financial Officer of Hongchang International Co., Ltd (OTC: HCIL), a company engaged in international food trade and processing, where she was responsible for the relevant matters during the reverse merger of the company. From April 2018 to February 2021, Ms. Li served as the Chief Financial Officer of Heyu Biological Technology Corporation (OTC: HYBT), a Malaysian company specializing in cancer cell therapy, where she oversaw the financial management matters of the company. From March 2018 to September 2019, Ms. Li served as an independent director of Dragon Victory International Limited (Nasdaq: LYL), a China-based crowdfunding platform company. From December 2011 to July 2017, she served as the Chief Financial Officer of China Education Alliances, Inc. (NYSE: CEU), an online education company, where she oversaw the financial management matters of the company. From August 2010 to December 2011, Ms. Li worked as a senior consultant with PricewaterhouseCoopers, an international leading management consulting firm, where she focused on risk and control functions and provided audit, internal control advice and SOX compliance services to both public and private companies. From March 2006 to July 2010, Ms. Li served as senior auditor and tax advisor at RB Accountants, an accounting firm in Australia, where she provided financial auditing, planning and tax advice to both local and multinational companies. Ms. Li earned a bachelor’s degree in Business (Accountancy) from Queensland University Technology in Australia in 2006. She has been a certified public accountant in Australia since 2010.

Effective as of August 5, 2024, the Company and Ms. Li entered into an employment agreement (the “Employment Agreement”). Under the Employment Agreement, Ms. Li is entitled to an annual salary of $120,000 (which shall increase to $150,000 per year commencing upon the listing of the Company’s securities on The Nasdaq Stock Market LLC) for her services as the Chief Financial Officer of the Company. She is also entitled to participate in the Company’s equity incentive plans and other Company benefits, each as determined by the Board from time to time. Her employment has an initial term of one year and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

Pursuant to the Employment Agreement, the Company may terminate Ms. Li’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to the detriment of the Company, or misconduct or a failure to perform agreed duties and such failure continuing after she is afforded not less than fifteen (15) days to cure such failure. In such case, Ms. Li will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and her right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Li’s employment without cause upon 30 days’ advance written notice. In such case of termination by the Company, Ms. Li will be entitled to the amount of base salary earned and not paid prior to termination.

Pursuant to the Employment Agreement, Ms. Li may terminate her employment at any time with 30 days’ prior written notice to the Company without cause or if (1) there is a material reduction in her authority, duties and responsibilities unless such reduction was made with her consent, or (2) there is a material reduction in her annual salary. Upon her termination of the employment due to any aforementioned reasons, the Company shall provide compensation to Ms. Li the equivalent to one month of her base salary that she is entitled to immediately prior to such termination.

The Employment Agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated by reference herein in its entirety.

Ms. Li has no family relationships with any director or executive officer of the Company. There are no transactions between the Company and Ms. Li that will be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter, dated as of August 5, 2024, by and between the Company and Jun Du
10.2	Employment Agreement, dated as of August 5, 2024, by and between the Company and Wei Li
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2024

QDM INTERNATIONAL INC.

By:	/s/ Huihe Zheng
Name:	Huihe Zheng
Title:	Chief Executive Officer

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